(1) Westdale Properties America I, Ltd. has filed a Schedule 13D regarding the Common
Stock of Schlotzsky's, Inc. which states that each of Westdale Properties America I, Ltd.,
JGB Ventures I, Ltd., JGB Holdings, Inc., Joseph G. Beard, and Ronald Kimel, as sole trustee for the benefit of the issue of Manuel Kimel under the Manuel Kimel Family
Trust may be deemed to comprise a "group" within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended. Neither the fact of this filing nor any of the information contained herein shall be deemed to be an admission by any of the Reporting
Persons that a "group" exists.
(2) These securities were purchased by Joseph G. Beard.
(3) These securities were purchased by Westdale Properties America I, LTD.
(4) 436,000 of these shares are owned solely by Joseph G. Beard.
(Joint Filer Information Follows:
JGB Ventures I, Ltd.
3300 Commerce Boulevard East
Dallas, Texas 75226
Total shares of Common Stock: 763,050. These shares are owned by Westdale Properties
America I, Ltd. JGB Ventures I, Ltd. disclaims beneficial ownership of these shares except to the extent of its pecuniary interest herein.
/s/ Joseph G. Beard
For JGB Holdings, Inc. as sole general partner of JGB Ventures I, Ltd.
JGB Holdings, Inc.
3300 Commerce Boulevard East
Dallas, Texas 75226
Total shares of BUNZ Common Stock: 763,050 shares of the Common Stock. These shares are owned by Westdale Properties America I, Ltd. JGB Holdings, Inc. disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein.
/s/ Joseph G. Beard
President, JGB Holdings, Inc.
JOSEPH G. BEARD
3300 Commerce Boulevard East
Dallas, Texas 75226
Total shares of BUNZ Common Stock: 1,199,050. These shares are comprised of
763,050 shares owned by Westdale Properties America I, Ltd. and 436,000 shares owned by Joseph G. Beard. Joseph G. Beard disclaims ownership of the shares owned by
Westdale Properties America I, Ltd. except to the extent of his ownership therein.
/s/ Joseph G. Beard
RONALD KIMEL, as sole trustee for the benefit of the issue of Manuel Kimel under the
Manuel Kimel Family Trust.
440 Adelaide Street West
Toronto, Ontario M5V 1S7, Canada
Total shares of BUNZ Common Stock: 763,050. These shares are owned by Westdale
Properties America I, Ltd. The Manuel Kimel Family Trust disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein.
/s/ Joseph G. Beard
Joseph G. Beard on behalf of Ronald Kimel, as sole trustee for the benefit of the issue of
Manuel Kimel under the Manuel Kimel Family Trust.